SCHEDULE 14A INFORMATION

                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            IXION BIOTECHNOLOGY, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11. (1) Title of each class of securities to which transaction applies: (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction:

         (5)  Total fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Date Filed:

                                      IXION

                    Notice of Annual Meeting of Stockholders
                                  June 14, 2002

         The annual meeting of stockholders of Ixion Biotechnology, Inc, a Delaware corporation (the "Company"), will be held at the offices of the Company at 13709 Progress Blvd., Alachua, Florida, 32615, on June 14, 2002 at 10:00 a.m., local time to:

     1. Elect seven directors for a term of one year;

     2. To ratify the selection of PricewaterhouseCoopers LLP to audit our books and records for 2002; and

     3. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         The board of directors has fixed the close of business on April 17, 2002 as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and any adjournments or postponements thereof.

                                           By Order of the Board of Directors,




                                           Ted Snow

                                           Secretary

Alachua, Florida
April  27, 2002

                                    IMPORTANT

         If you do not expect to attend the meeting in person, please complete, date, and sign the enclosed proxy and return it without delay in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                      IXION

                            IXION BIOTECHNOLOGY, INC.

                          13709 Progress Blvd., Box 13
                                Alachua, FL 32615

                                                                 April 29, 2002





                                 PROXY STATEMENT

                  For annual meeting of stockholders to be held

                            on Friday, June 14, 2002
                   Approximate Date of Mailing: April 29, 2002

                                     GENERAL

         This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Ixion Biotechnology, Inc. (the "Company" or "Ixion"), for use at our 2002 annual meeting of stockholders to be held on Friday, June 14, 2002 at 10:00 a.m. local time at our offices in Alachua, Florida, and at any postponements or adjournments thereof. We expect to distribute this proxy statement and the accompanying proxy card to stockholders about April 29, 2002.

         We will bear the cost of proxy solicitation. In addition to the use of mails, proxies may be solicited by telephone by our officers, directors, and regular employees, none of whom will be specially compensated for such services.

         Our annual report to stockholders for the year ended December 31, 2001, including audited financial statements, is included with this proxy statement, but does not constitute a part of this proxy statement.

         Holders of our common stock, of record at the close of business on April 17, 2002, are entitled to vote at the meeting. As of that date, there were 7,218,177 shares of common stock outstanding. Each stockholder entitled to vote shall have the right to one vote for each share outstanding in such stockholder's name.

         We presently have no other class of stock outstanding and entitled to be voted at the meeting. The presence in person or by proxy of stockholders composing a majority of all votes entitled to be cast at the meeting constitutes a quorum.

         Shares cannot be voted at the meeting unless the holder of record is present in person or by proxy. The enclosed proxy is a means by which a stockholder may authorize the voting of his or her shares at the meeting. The shares of common stock represented by each properly executed proxy will be voted at the meeting in accordance with each stockholder's directions. Stockholders should specify choices by marking the appropriate boxes on the enclosed proxy; if no choice has been specified, the shares will be voted as recommended by the board of directors. If any other matters are properly presented at the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their judgement.

         Your execution of the accompanying proxy will not affect your right to attend the meeting and vote in person. Any stockholder giving a proxy has a right to revoke it by giving written notice of revocation to the Secretary of the Company, or by delivering a subsequently executed proxy, at any time before the proxy is voted, or by attending the meeting and voting in person. If you are a stockholder of record and plan to attend the meeting, please return the proxy card with the "Annual Meeting" box marked. Admission to the meeting will be on a first-come, first served basis. Stockholders will be admitted upon verification of ownership at the door.

         Your proxy vote is important. Accordingly, please complete, sign, and return the accompanying proxy whether or not you plan to attend the meeting.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         The persons named as proxies on the accompanying proxy intend to vote all duly executed proxies for the election of the nominees set forth below, except as otherwise directed by the shareholder on the proxy.

         The stockholders will elect seven directors at the annual meeting for a term of one year expiring at the 2003 annual meeting of the stockholders, and until the election and qualification of successors (or until earlier removal or resignation). In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The board of directors has no reason to believe that any of the nominees named below will be unavailable, or, if elected, will decline to serve. Directors will be elected by a plurality of the votes cast at the annual meeting. Under the Delaware General Corporate Law, an abstaining vote is not deemed a "vote cast." As a result, abstentions are not included in the tabulation of the results on the election of directors, and, therefore, do not have the effect of votes in opposition.

         Certain information is set forth below for each nominee for director. All of the nominees are presently directors, and all but Mr. Edstrom were previously elected by the stockholders.

         The board of directors unanimously recommends a vote FOR each of the nominees.

Nominees for Director

------------------------------------------------------------------- -----------


                                                                                                        Year First
                                                                                                           Became
                                                 Principal Occupations During Past Five                   Director
    Name of Director       Age                          Years and Certain Directorships

-------------------------- ----- ----------------------------------------------------------------------- -----------
-------------------------- ----- ----------------------------------------------------------------------- -----------

Weaver H. Gaines            58   Mr. Gaines is a co-founder of Ixion and has been our Chairman and          1993
                                 Chief Executive Officer and a Director since April 1993.  He was also our President from April 1993 to April 1994.  He is also a director of Unified Financial Services, Inc., an SEC-reporting company.
-------------------------- ----- ----------------------------------------------------------------------- -----------
-------------------------- ----- ----------------------------------------------------------------------- -----------

David C. Peck               54   Mr. David Peck is a co-founder of Ixion, a Director since March 1993,      1993
                                 our President from April 1994 to July 2000, and our Chief Financial
                                 Officer from May 1995 to July 2000.  Since October 1995, Mr. Peck has
                                 also been Chief Executive Officer of BACOMPT, a printing company located in Carmel, Indiana.  Mr. Peck is the brother of Dr. Peck, our
                                 Senior Vice President and Chief Scientist.
-------------------------- ----- ----------------------------------------------------------------------- -----------
-------------------------- ----- ----------------------------------------------------------------------- -----------

David M. Margulies          50   Dr. Margulies  is Chairman and Chief Executive Officer of Correlagen,      1994
                                 Inc., a concept stage genomic diagnostic services company he founded in 2000.  From 1999 to 2000 he was a director and Executive Vice
                                 President and Chief Scientist of CareInsite, Inc.   From 1997 to
                                 2000, he was Executive Vice President of Medical Manager Corp.,
                                 CareInsite's parent.    Both companies were publicly held.   From
                                 1996 to 1997, Dr. Margulies was a founder and chairman and CEO of
                                 CareAgents, Inc., a developer of Internet-based clinical commerce applications, which was acquired by Medical Manager in 1997.
-------------------------- ----- ----------------------------------------------------------------------- -----------
-------------------------- ----- ----------------------------------------------------------------------- -----------

Vincent P. Mihalik          51   Mr. Mihalik joined Eli Lilly & Co. as an Executive Director in             1995
                                 2000.   In 2001, he became the head of the Lilly USA Diabetes Care
                                 Business Unit.  From 1998 to  2000, he was Senior Vice President and
                                 General Manager, Lab Systems and Molecular Biochemicals, Roche
                                 Diagnostics.  From 1996 until 1998, he was Executive Vice President,
                                 Group Personnel, Corange International Holding BV.
-------------------------- ----- ----------------------------------------------------------------------- -----------
-------------------------- ----- ----------------------------------------------------------------------- -----------

Bengt Agerup               58    Dr. Agerup founded Q-Med AB (publ) of Uppsala, Sweden in 1987, and         1999
                                 became its Chairman in December 2000.  From 1999 to 2000 he was
                                 Q-Med's Deputy Chief Executive Officer and Vice President, Director
                                 of Research and Development.  From 1995  to 1999, he was the
                                 President of Q-Med.   Q-Med  is traded on the Stockholm Stock
                                 Exchange; it is not related to Q-Med, Inc., a Delaware company.
-------------------------- ----- ----------------------------------------------------------------------- -----------
-------------------------- ----- ----------------------------------------------------------------------- -----------

Thomas P. Stagnaro         59    Mr. Stagnaro became President and Chief Executive Officer of Agile         1999
                                 Therapeutics, Inc., in 2000.  From 1998 to 2000, he was an
                                 independent consultant.  He is also a director of InKine
                                 Pharmaceutical Corporation, a public company.  From 1996 to 1998 he was President and CEO and a director of 3-Dimensional
                                 Pharmaceuticals, Inc., a public company.
-------------------------- ----- ----------------------------------------------------------------------- -----------
-------------------------- ----- ----------------------------------------------------------------------- -----------

Hakan Edstrom              52    Mr. Edstrom is President and Chief Operating Officer of MannKind           2001
                                 Corporation.  From 1998 to 2001, he held senior executive positions with Bausch & Lomb, including Senior Corporate Vice President, and
                                 President, Bausch & Lomb, Americas Region.  Prior to that, he held a variety of executive positions with Pharmacia & Upjohn.  He is a director of Gimbel Vision International, a public company and of
                                 Q-Med AB (publ).  Q-Med  is traded on the Stockholm Stock Exchange;
                                 it is not related to Q-Med, Inc. a Delaware company. He holds an MBA from the Stockholm School of
                                 Economics.
-------------------------- ----- ----------------------------------------------------------------------- -----------

Committees of the Board of Directors

         Our bylaws provide that the board may designate an executive committee and other committees, each of which shall consist of one or more directors. The board annually elects from its members an Audit and Benefits Committee, a Finance Committee, and an Executive Committee.

     Audit and Benefits Committee. The members of the Audit and Benefits Committee are Dr. Agerup, Dr. Margulies, Mr. Peck, Mr. Stagnaro, Mr. Edstrom, and Mr. Mihalik, Chairman, all non-employee directors. This Committee, which met three times during 2001, recommends to the board the engagement of independent auditors, reviews the professional services to be rendered by the independent auditors, the scope of their audit, their fees, and the results of their engagement. The independent auditors meet periodically with the Committee and have unrestricted access to them. The Committee is also responsible for the compensation of the executive officers. Additionally, the Committee administers the terms and provisions of the 1994 Stock Option Plan and the Stock Compensation Plan, including the determination of the individuals eligible to receive awards, the individuals to whom awards should be granted, the nature of the awards to be granted, and the exercise price, vesting schedule, and term of options or awards.



         Finance Committee. The members of the Finance Committee are David C. Peck, chairman, and

Vincent Mihalik. The Finance Committee is responsible for overseeing our investments and material expenditures and commitments, and for advising our officers on investment policy, financial plans and policy, and material financing initiatives. The Finance Committee had no meetings during 2001.

     Executive Committee. The members of the Executive Committee are Messrs. Gaines and Peck. The Executive Committee has all of the powers of the board permitted under the Delaware corporation law. All actions by the Executive Committee during 2001 were by unanimous consent.

Board Meetings and Attendance of Directors

         The board of directors had four meetings in 2001. All directors attended more than 75% of the aggregate of (i) the total number of meetings of the board held while they were members, and (ii) the total number of meetings held by all committees of the board.

                   REPORT OF THE AUDIT AND BENEFITS COMMITTEE

         Our Audit and Benefits Committee has issued the following report for the year ended December 31, 2001.

Audit Matters

         The Audit and Benefits Committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed our audited financial statements for the year ended December 31, 2001 with management.

         The Committee reviewed and discussed with our independent auditors the matters required to be discussed by Statement of Auditing Standards 61
(Codification of Statements on Auditing Standards). In addition, the Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and has discussed with our independent accounts their independence.

         In reliance on the reviews and discussions referred to above, the Committee recommended to our board of directors that the audited financial statements be included in our Annual Report on Form 10-KSB for the year ended December 31, 2001, for filing with the Securities and Exchange Commission. The Committee and the board have also recommended, subject to shareholder ratification, the selection of our independent auditors for the year ended December 31, 2002.

         Each of the current members of the committee is an "independent" director within the meaning of the listing standards of the NASD, except Mr. David C. Peck, who is Dr. Peck's brother.

 March 19, 2002                 The Members of the Audit and Benefits Committee

                                    Vincent P. Mihalik, Chairman
                                    Bengt Agerup
                                    Hakan Edstrom
                                    David M. Margulies
                                    David C. Peck
                                    Thomas P. Stagnaro

                       DIRECTOR AND EXECUTIVE COMPENSATION

Compensation of Directors

         A director who is also an employee receives no additional remuneration for being a director.

     Pursuant to our Stock Compensation Plan, non-employee directors receive a grant of 5,000 shares of common stock upon election to our board, and, during the duration of the Stock Compensation Plan, will receive 1,000 shares annually thereafter, immediately following each annual meeting at which they are reelected to the board. They also receive reimbursement of their expenses to attend board meetings. In August 2001, Dr. Margulies, Mr. Mihalik, Dr. Agerup, Mr. Peck, and Mr. Stagnaro each received an annual grant of 1,000 shares under the Stock Compensation Plan for service on the board, and Mr. Edstrom received an initial grant of 5,000 shares for board service.

         In addition, non-employee directors are eligible to receive options under the terms of the 1994 Stock Option Plan as determined by the Audit and Benefits Committee.

     Non-employee directors who are members of the Audit and Benefit Committee may not be awarded discretionary option grants, but will receive a grant of options to purchase 2,000 shares of our common stock upon appointment to the Committee, and options to purchase an additional 2,500 shares annually thereafter. In addition, Non-employee directors who are members of the Audit and Benefits Committee are also awarded 1,500 shares of restricted stock annually for service on the Committee. As described above, options vest over a five-year period, with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. On August 01, 2001, Mr. Edstrom received options to purchase 2,000 shares at an exercise price of $4.00 per share, upon his appointment to the Audit and Benefits Committee. Dr. Margulies, Mr. Mihalik, Dr. Agerup, Mr. Peck, Mr. Stagnaro, and Mr. Edstrom each received an annual grant of 2,500 options for service on the board. Dr. Margulies, Mr. Mihalik, Dr. Agerup, Mr. Peck, Mr. Stagnaro, and Mr. Edstrom also each received an annual grant 1,500 shares under the Stock Compensation Plan for service on the Audit and Benefits Committee.
..

Summary Compensation Table

         The following table summarizes the compensation of those persons who were, at December 31, 2001, our Chairman and Chief Executive Officer and our Senior Vice President and Chief Scientist, for the years ended December 31, 1999, 2000, and 2001.

                                             Summary Compensation Table

------------------- -------------------------- ---------------------------------


                                                   Annual                       Long-Term
                                                   Compensation                 Compensation Awards

----------------------------------------- -------------------------- ---------------------------------
------------------------------ ---------- ------------- ------------ --------------- -----------------
                                                                       Restricted       Securities
     Name and Principal                                                   Stock         Underlying
              Position          Year      Salary        Bonus             Awards
                                                                                      Options/SARs

------------------------------ ---------- ------------- ------------ --------------- -----------------
------------------------------ ---------- ------------- ------------ --------------- -----------------

Weaver H. Gaines..........     1999         $95,000       $32,775          $0             15,000
  Chairman and Chief           2000         $107,500      $28,500        $7,600             0
Executive                      2001             $           $0             $0             30,000
  Officer                                   127,644
------------------------------ ---------- ------------- ------------ --------------- -----------------
------------------------------ ---------- ------------- ------------ --------------- -----------------

Ammon B. Peck (1).........     1999         $50,000       $17,250          $0             10,000
  Senior Vice President &      2000         $52,083       $15,000        $4,000             0
Chief                          2001         $55,000         $0             $0             20,000
   Scientist
------------------------------ ---------- ------------- ------------ --------------- -----------------

         (1) Dr. Peck is paid a consulting fee rather than a salary.

Executive Compensation and Employment Arrangements

         In August, 1994, the board of directors adopted an annual incentive compensation plan administered by the Audit and Benefits Committee, pursuant to which officers, employees, and key consultants may be awarded bonuses based on their and the Company's performance. The plan year runs from January 1 to December 31. Awards and performance goals are set by the Audit and Benefits Committee. For the plan year ending December 31, 2001, awards to senior vice president and above could range up to 45% of base salary; vice presidents, up to 30% of base salary; and all others up to 25% of base salary. For each participant, the award could range from the maximum award, if we achieve 100% of our approved goals, to no award, if we achieve less than 70% of our approved goals. No awards were made to any officer for the year ended December 31, 2001.

         On July 14, 2000, we entered into an employment agreement with our chairman and chief executive officer, Mr. Gaines (the "Employment Agreement"), which currently provides for annual base compensation of $131,000. The current term expires December 31, 2002. The Employment Agreement is renewable automatically for an additional two years ending December 31, 2004, unless either party gives written notice of termination at least 30 days before the end of the current term. Mr. Gaines is eligible for incentive compensation on a basis commensurate with those provided to participants in our annual bonus plan, our stock option plan, and any future plans of an incentive compensation nature. Mr. Gaines is also reimbursed for up to $4,000 per year for social or country club memberships which are used principally in furtherance of our business.

         The Employment Agreement provides that either we or Mr. Gaines may terminate the agreement at any time upon written notice. A termination by us "for cause" (as defined in the Employment Agreement), or by Mr. Gaines not for "Good Reason" (as defined in the Employment Agreement) is effective without further benefits. "For cause" includes dishonest statements or acts by the executive, theft of assets, conviction of a felony, breach by the executive, and similar acts or events.

         Termination by us without cause (which includes termination by us following a change of control or because of extended disability) or termination by Mr. Gaines for "Good Reason," would require us to pay one year's base compensation as severance benefits. In addition, Mr. Gaines would receive such amounts pursuant to incentive plans as the board reasonably determines would have been earned in the year in which his employment was terminated. Finally, all Mr. Gaines's restricted stock would be immediately vested and all outstanding stock options would be immediately vested and accelerated.

         Termination by Mr. Gaines is deemed for "Good Reason" if

              o there is a material reduction in his annual aggregate compensation or benefits;
              o there is a material diminution in his position, powers, authority, duties, or responsibilities as Chairman of the Board (but not as Chief Executive Officer); or
              o    there is a material breach of the Employment Agreement by us.

         The Employment Agreement contains covenants that Mr. Gaines must refrain from engaging in any business competitive with us during the period of his employment and for one year after termination or resignation; may not solicit or hire our employees or consultants for one year following termination; and must not use, disclose or make accessible to any third party any of our proprietary information during the period of his employment, or thereafter. All inventions relating to biotechnology generally conceived while rendering services us must be assigned to us.

         We have an exclusive consulting agreement expiring on December 31, 2003, with Dr. Ammon B. Peck for consulting services relating to our business and technology. The consulting fee is $57,500 per year. Dr. Peck is obligated to devote 48 days of service per year to us, including travel time, and has agreed not to engage in competitive activities with Ixion during the term of the agreement, or for two years thereafter. Generally, under the terms of Dr. Peck's employment by the University of Florida, the latter has a right of first refusal to any intellectual property and must approve waivers by Dr. Peck of the University's intellectual property rights in any consulting agreement. Dr. Peck has agreed to assign to us any inventions or intellectual property rights developed by him while performing services under the consulting agreement in any inventions or intellectual property rights waived by the University. The consulting agreement may be canceled by either party on 30 days' written notice.

Option Table

          The following table sets forth certain information concerning option exercises and option holdings under the Stock Option Plan as of December 31, 2001 with respect to each of our named executive officers.

            Aggregated Options/SAR Exercises in Last Fiscal Year and
                        Fiscal Year-end Option/SAR Values

----------------------------------------- ------------------------------------ -------------------------------------

                                            Number of Securities Underlying
                                          Unexercised Options/SARs at FY-end    Value of Unexercised In-The-Money
                                              Exercisable/Unexercisable              Options/SARs at FY-end
                                        ------                                       Exercisable/Unexercisable (1)
               Name

----------------------------------------- ------------------------------------ -------------------------------------
----------------------------------------- ------------------------------------ -------------------------------------

            Weaver H. Gaines                         7,258/37,742                         $1,452/$7,548
----------------------------------------- ------------------------------------ -------------------------------------
----------------------------------------- ------------------------------------ -------------------------------------

             Ammon B. Peck                           4,838/25,162                          $968/$5,032
----------------------------------------- ------------------------------------ -------------------------------------

      (1) Value is based on the most recent sale of our stock. There is no trading market for our common stock, accordingly options are "in-the-money" based solely on the most recent arms-length sales price.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

         The following table sets forth certain information with respect to beneficial ownership of our common stock as of February 28, 2002, by our named officers and by all of our directors and officers as a group. The table includes, with respect to each shareholder, the shares issuable upon the exercise of all warrants or options or conversion of all convertible securities held by such stockholder, and exercisable within 60 days of February 28, 2002.

---------------------------------- ------------------------------ -------------

Name                                                                        Number of Shares   Percent(10)
----                                                                        ----------------   -------
-------------------------------------------------------------- ------------------------------ -------------
-------------------------------------------------------------- ------------------------------ -------------

Bengt Agerup..............................................                      3,909,430(1)         53.8%
-------------------------------------------------------------- ------------------------------ -------------
-------------------------------------------------------------- ------------------------------ -------------

Ammon B. Peck, Ph.D.......................................                        701,761(2)          9.6%
-------------------------------------------------------------- ------------------------------ -------------
-------------------------------------------------------------- ------------------------------ -------------

Weaver H. Gaines..........................................                       652,774 (3)          9.0%
-------------------------------------------------------------- ------------------------------ -------------
-------------------------------------------------------------- ------------------------------ -------------

David C. Peck.............................................                       525,111 (4)          7.2%
-------------------------------------------------------------- ------------------------------ -------------
-------------------------------------------------------------- ------------------------------ -------------

David M. Margulies, M.D...................................                        28,400 (5)           (6)
-------------------------------------------------------------- ------------------------------ -------------
-------------------------------------------------------------- ------------------------------ -------------

Vincent P. Mihalik........................................                        21,900 (7)           (6)
-------------------------------------------------------------- ------------------------------ -------------
-------------------------------------------------------------- ------------------------------ -------------

Thomas P. Stagnaro........................................                          9,430(8)           (6)
-------------------------------------------------------------- ------------------------------ -------------
-------------------------------------------------------------- ------------------------------ -------------

Hakan Edstrom.............................................                         6,500 (9)           (6)
-------------------------------------------------------------- ------------------------------ -------------
-------------------------------------------------------------- ------------------------------ -------------

All officers and directors
as a group  (12 persons) ................................                         5,904,893          81.2%
                                                               ==                 ==========  ===    =====
-------------------------------------------------------------- ------------------------------ -------------

     (1) Dr. Agerup's business address is Q-Med AB, Seminariegatan 21, SE-752 28 Uppsala, Sweden. Includes 8,500 shares held of record by Dr. Agerup, 562,500 shares held by Q-Med, AB (publ), of which Dr. Agerup is an officer, director, and controlling shareholder, 3,337,500 shares held by Qvestor, LLC, a Delaware limited liability company which is a wholly-owned subsidiary of Q-Med, 930 shares issuable upon the exercise of currently exerciseable options held by Dr. Agerup, but excludes 6,070 shares issuable under options held by Dr. Agerup, but not currently exercisable.

     (2) Dr. Peck's business address is 13709 Progress Blvd., Box 13, Alachua, FL 32615. Includes 5,490 shares issuable upon exercise of currently exercisable options and 51,000 shares held by Dr. Peck's wife in trust for her brothers as to which Dr. Peck disclaims beneficial ownership, but excludes 24,510 shares issuable under options not currently exercisable.

     (3) Mr. Gaines's business address is 13709 Progress Blvd., Box 13, Alachua, FL 32615. Includes 8,236 shares issuable upon exercise of currently exercisable options and 40,000 shares held by WABS Associates, a general partnership composed of Mr. Gaines and his three siblings, but excludes 36,764 shares issuable under options not currently exercisable. Mr. Gaines disclaims beneficial ownership of 30,000 of the WABS Associates shares.

     (4) Mr. Peck's business address is Bacompt, 12742 Hamilton Crossing Blvd., Carmel, IN 46032. Includes 6,588 shares issuable upon exercise of currently exercisable options and 3,500 shares held by members of Mr. Peck's immediate family sharing his household as to which Mr. Peck disclaims beneficial ownership, but excludes 10,412 shares issuable under options not currently exercisable.

     (5) Dr. Margulies's business address is Correlagen, 1647 Beacon Street, No. 5, Newton, MA 02468. Includes 6,400 shares issuable upon exercise of currently exercisable options, but excludes 6,100 shares issuable under options not currently exercisable.

     (6)  Less than 1.0%.

     (7) Mr. Mihalik's business address is Lilly Research Labs, Indianapolis, IN 46250. Includes 4,900 shares issuable upon exercise of currently exercisable options but excludes 6,100 shares issuable under options not currently exercisable.

    (8) Mr. Stagnaro's business address is Levotech Inc., One Tower Bridge, Suite 1350, 100 Front Street, West Conshohocken, PA 19428. Includes 930 shares issuable upon exercise of currently exercisable options but excludes 6,070 shares issuable under options not currently exercisable.

    (9) Mr. Edstrom's business address is MannKind Corporation, 23312 Happy Valley Drive, Newhall, CA 91321. Does not include the shares held by the Q-Med group, of which Mr. Edstrom is a director, because those shares are included elsewhere in this table.

    (10) Percent is calculated based on actual shares outstanding plus shares exerciseable by officers and directors within 60 days of February 28, 2002.

Security Ownership of Certain Beneficial Owners

         Set forth below is certain information with respect to those persons who are known to the Company to own beneficially more than five percent of our common stock as of February 28, 2002.

                                                Beneficial Ownership

-------------------------------------------------------------- ------------------------------ ---------------

 Name and Address of Beneficial Owners                            Number of Shares            Percent (7)
 ------------------------------------                            -----------------             - -------

-------------------------------------------------------------- ------------------------------ ---------------
-------------------------------------------------------------- ------------------------------ ---------------

Q-Med AB (publ) and Qvestor LLC(1)(6).....................               3,915,930                53.8%
-------------------------------------------------------------- ------------------------------ ---------------
-------------------------------------------------------------- ------------------------------ ---------------

Ammon B. Peck, Ph.D.(2)(3(6)).............................                701,761                  9.6%
-------------------------------------------------------------- ------------------------------ ---------------
-------------------------------------------------------------- ------------------------------ ---------------

Weaver H. Gaines (2)(4)(6)................................                652,774                  9.0%
-------------------------------------------------------------- ------------------------------ ---------------
-------------------------------------------------------------- ------------------------------ ---------------

David C. Peck (2) (5)(6)..................................                518,111                  7.2%
-------------------------------------------------------------- ------------------------------ ---------------

     (1) Address is Q-Med AB, Seminariegatan 21, SE-752 28 Uppsala, Sweden. Dr. Agerup is a director and controlling shareholder of Q-Med. Q-Med's shares include 562,500 shares held directly and 3,337,500 shares held by Qvestor LLC, a wholly-owned subsidiary of Q-Med. Q-Med AB is not related to Q-Med, Inc., a Delaware corporation whose shares are listed on the Nasdaq small cap market.
Also includes 8,500 shares held by Dr. Agerup, Chairman of the Board and majority shareholder of Q-Med, 930 shares which could be acquired by Dr. Agerup within 60 days of February 28, 2002 pursuant to currently exerciseable options, and 6,500 shares held by Mr. Edstrom , a director of Q-Med.
     (2)  Address is 13709 Progress Blvd., Box 13, Alachua, FL 32615.
     (3) Includes 51,000 shares held by Dr. Peck's wife in trust for her brothers as to which Dr. Peck disclaims beneficial ownership.
     (4) Includes 40,000 shares held by WABS Associates, a general partnership composed of Mr. Gaines and his three siblings. Mr. Gaines disclaims beneficial ownership of 30,000 of such WABS shares.

     (5) Includes 27,500 shares held by members of Mr. Peck's immediate family, as to which Mr. Peck disclaims beneficial ownership.
     (6) Includes shares which could be acquired within 60 days of February 28, 2002, through the conversion of unsecured convertible notes or exercise of options as follows: Dr. Peck (5,490 shares), Mr. Gaines (8,236 shares), and Mr. Peck 6,588 shares).
      (7) Percent is calculated based on actual shares outstanding plus shares exercisable by officers and directors within 60 days of February 28, 2002.

         By virtue of its stock ownership and that of its subsidiary, Qvestor LLC, Q-Med may be deemed to be the parent of the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following are transactions since January 1, 2000 between the Company and any officer, director, director nominee, or the immediate family of any such persons.

         On April 16, 1996, the Chairman and Chief Executive Officer and the President of the Company each entered into a revolving agreement to extend funds to the Company in the form of bridge loans. During 2000, outstanding loans bore cash interest at the rate 8%, paid monthly and upon repayment of the principal. In March 2000, the Chairman and Chief Executive Officer converted $18,600 principal amount of these loans into 4,650 shares of registered common stock. On July 14, 2000, a total of $442,957 (including $46,557 of accrued interest) in bridge loans to the officers was repaid. Following this repayment, no bridge loans remain outstanding. The officers have no commitment to lend additional funds in the future.

         On April 16, 1999, we entered into an agreement in principle with Q-Med AB (publ). This agreement was amended on September 9, 1999. Pursuant to the agreement in principle, from April 1999 through June 19, 2000, we received $1,325,000 in cash in exchange for 562,500 shares of restricted common stock, at a cash price of $2.00 per share. On July 14, 2000, we entered into a stock purchase agreement with Qvestor, LLC, a Delaware limited liability company, and a wholly-owned subsidiary of Q-Med. Pursuant to the stock purchase agreement, we issued 3,337,500 shares to Qvestor in exchange for cash of $6,675,000 and a right to a license to certain Q-Med intellectual property. Cash of $3,321,697 was paid at closing, and the balance of $3,353,303, was paid on July 11, 2001.

         In January, 1994, the board of directors adopted a deferred compensation plan for our officers, key employees, and key consultants, permitting such persons to defer the receipt of all or a portion of their compensation. Under the deferred compensation plan, an unfunded deferred compensation account is established for each participant. Our only obligation is to make the payments when they become payable if we have sufficient cash to do so. Any amount credited to accounts is solely for record-keeping, and is not held in trust or in escrow or in any way vested in the participant. Amounts in the accounts bear interest, compounded annually, at a rate established by the board of directors annually, based on the 30-year treasury bond rate in effect on January 1 of any given year, plus 1%. The rate was 7.477% during 2000. In July 2000, all accounts were terminated and officer participants, including the Chairman and Chief Executive Officer, the President and Chief Financial Officer, and the Senior Vice President and Chief Scientist, were issued a total of 226,336 shares of restricted common stock for the balances in their accounts (in the aggregate, $909,344), at the rate of $4.00 per share, the fair market value of our common stock on the date of the transaction. 56,584 shares vested immediately, 50% of the balance vested on July 13, 2001, and 1/12 of the remaining balance vest monthly thereafter. Following this transaction, no fees or salaries have been deferred.

         In July 2000, we adopted a new form of agreement with outside directors which was executed by each non-employee director other than Mr. Peck, and which replaced the agreement previously existing between us and our outside directors. Under the new agreement, directors must take reasonable steps to prevent the unauthorized use or disclosure of confidential information, and we will indemnify the director (including payment of expenses in advance of final disposition of the proceeding) to the fullest extent permitted by the laws of the State of Delaware and of our charter and bylaws. Directors are also entitled to the protection of any directors' and officers' insurance policies we maintain, against all costs, charges, and expenses whatsoever incurred in connection with any proceeding to which such director may be made a party by reason of his or her being or having been our director.

         On July 14, 2000, we terminated our employment agreement with Mr. Peck, who also resigned as president and chief financial officer on that date. His terminated employment agreement was replaced with a director's agreement which is substantially similar to the agreement executed by other outside directors, except that it also includes a provision that if we register any shares of common stock under the Securities Act of 1933, we shall provide Mr. Peck notice of such election, and subject to the approval of the lead underwriter in any such registration, he is entitled to "piggy-back" registration rights for not less than fifty percent of his shares of common stock, at no expense other than brokers' commissions.

         It is our policy that any material transactions or loans, and any forgiveness of loans, between us and our officers, directors, or material shareholders must be approved by a majority of independent directors, if any, who do not have an interest in the transaction. Furthermore, all such transactions or loans must be entered into on terms that are no less favorable to us than those that can be obtained from unaffiliated third parties. The above transactions were entered into in compliance with our policy.

                       PROPOSAL 2: DESIGNATION OF AUDITORS

         Upon the recommendation of the Audit and Benefits Committee, our board of directors has designated PricewaterhouseCoopers LLP to audit our books and accounts for the year ending December 31, 2002, and will offer a resolution at the annual meeting to ratify the designation. PricewaterhouseCoopers LLP, and its predecessor, Coopers & Lybrand LLP, have been our auditors since we were formed in 1993. Representatives of the auditors are not expected to be present at the meeting. A majority of votes case in person or represented by proxy will constitute ratification.

         Audit Fees:

         PricewaterhouseCoopers LLP provided audit services to Ixion consisting of the annual audit of Ixion's calendar year 2001 financial statements and the reviews of the financial statements in the 2001 Forms 10-QSB. Fees for the calendar year 2001 audit and the reviews of Forms 10-QSB were $48,500, of which an aggregate amount of $23,500 had been billed through December 31, 2001.

         All Other Fees

         PricewaterhouseCoopers LLP provided various audit-related services to Ixion, including consultation on accounting and reporting matters in connection with certain filings with the SEC. Aggregate fees for these services billed through December 31, 2001, were $10,000.

         PricewaterhouseCoopers LLP did not perform any financial information system design or implementation work or other non-audit related services for Ixion during 2001.

         The board recommends a vote FOR Proposal 2.

        SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING OF SHAREHOLDERS

         Under applicable regulations of the Securities and Exchange Commission, all proposals of stockholders to be considered for inclusion in the proxy statement for the 2003 annual meeting of stockholders, must be received by us at our principal offices, c/o corporate secretary, not later than December 26, 2002.

         Any written notice of a stockholder proposal must include the following information: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of our shares that are owned beneficially and of record by such stockholder and such beneficial owner.

                                  ANNUAL REPORT

         Our annual report to stockholders for the year ended December 31, 2001 has been mailed simultaneously to our stockholders. Our annual report on Form 10-KSB for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (excluding exhibits), is included in our annual report to stockholders.

                                 OTHER BUSINESS

         The board of directors is not aware of any matters not set forth herein that may come before the meeting. If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgement.

                                Weaver H. Gaines
                      Chairman and Chief Executive Officer

April 29, 2002
Alachua, Florida